                                                                                                                      EXHIBIT 99.3

                                                     FORM OF LETTER OF TRANSMITTAL

                                                         LETTER OF TRANSMITTAL
                                       To Exchange up to o Units of Limited Partnership Interest
                                                                  of
                                                   ALLIANCE CAPITAL MANAGEMENT L.P.
                           For Units of Limited Partnership Interest of Alliance Capital Management L.P. II
                                       Pursuant to the Exchange Offer Prospectus Dated o, 1999


                       THE EXCHANGE OFFER, PRORATION PERIOD AND WITHDRAWAL RIGHTS EXPIRE AT 5:00 P.M., NEW YORK
                                          CITY TIME, ON o, 1999, UNLESS THE OFFER IS EXTENDED
                                 (SUCH DATE AND TIME, AS THEY MAY BE EXTENDED, THE "EXPIRATION DATE").

To: First Chicago Trust Company of  New York, Exchange Agent


                  By Mail:                        By Federal Express or Other Courier:                       By Hand:

First Chicago Trust Company                            First Chicago Trust Company                  First Chicago Trust Company
       of  New York                                            of New York                                  of New York
    Corporate Actions                                       Corporate Actions                       c/o Securities Transfer and
       Suite 4660                                              Suite 4680                             Reporting Services Inc.
     P.O. Box 2569                                           14 Wall Street                           Attn: Corporate Actions
 Jersey City, NJ 07303-2569                                     8th Floor                          100 William Street, Galleria
                                                           New York, NY 10005                           New York, NY 10038

                                         By Facsimile For Notices of Guaranteed Delivery Only:
                                                       For Eligible Institutions:
                                                           (201) 222-4720/4721
                                                    For Facsimile Confirmation Only:
                                                             (201) 222-4707


     Delivery of this instrument to an address other than as set forth above will not constitute a valid delivery.

     This Letter of Transmittal is to be used if certificates are to be forwarded herewith or if delivery of Alliance Capital Units (as defined below) is to be made by book-entry transfer to the Depositary's account at The Depository Trust Company ("DTC"), which is referred to herein as the "Book-Entry Transfer Facility", pursuant to the procedures set forth in "The Exchange Offer -- Book-Entry Transfer" of the Exchange Offer Prospectus.

     Unitholders who cannot deliver their Alliance Holding Units and all other documents required hereby to the Depositary by the Expiration Date must tender their Alliance Holding Units pursuant to the guaranteed delivery procedure set forth in "The Exchange Offer -- Guaranteed Delivery Procedures" of the Exchange Offer Prospectus. See Instruction 2.


                                               DESCRIPTION OF ALLIANCE HOLDING UNITS TENDERED

------------------------------------------------------------------------------------------------------------------------
 Name(s) and Address(es) of Registered Holder(s)                               Alliance Holding Units Tendered
            (Please fill in, if blank)                                      (Attach additional list if necessary)
------------------------------------------------------------------------------------------------------------------------

                                                                      Certificate  Total Number of Units     Number of
                                                                      Number(s)*       Represented by          Units
                                                                      Total Units     Certificate(s)*       Tendered**
                                                                 --------------------------------------------------------
                                                                 --------------------------------------------------------
                                                                 --------------------------------------------------------
                                                                 --------------------------------------------------------
                                                                 --------------------------------------------------------

                                                                      Total Units
-------------------------------------------------------------------------------------------------------------------------

*    Need not be completed by Unitholders tendering by book-entry transfer.
**   Unless otherwise indicated, it will be assumed that all Alliance Holding Units represented by any certificates delivered to the Depositary are being tendered.  See Instruction 4.

               (BOX BELOW FOR USE BY ELIGIBLE INSTITUTIONS ONLY)


|_| CHECK HERE IF TENDERED ALLIANCE HOLDING UNITS ARE BEING DELIVERED PURSUANT TO A NOTICE OF GUARANTEED DELIVERY PREVIOUSLY SENT TO THE DEPOSITARY AND COMPLETE THE FOLLOWING:

     Name(s) of Tendering Unitholder(s)________________________________________

     Date of Execution of Notice of Guaranteed Delivery________________________

     Name of Institution that Guaranteed Delivery______________________________

     If delivery is by book-entry transfer:
          DTC Account No.______________________________________________________

          VOI Ticket No._______________________________________________________

                    NOTE: SIGNATURES MUST BE PROVIDED BELOW
              PLEASE READ THE ACCOMPANYING INSTRUCTIONS CAREFULLY

Ladies and Gentlemen:

     The undersigned hereby acknowledges receipt of the Exchange Offer Prospectus dated o, 1999 (the "Exchange Offer Prospectus") of Alliance Capital Management L.P., a Delaware limited partnership ("Alliance Holding"), and this Letter of Transmittal, which together constitute Alliance Holding's offer (the "Exchange Offer") to exchange up to o units, each unit representing an assignment of a beneficial interest in a corresponding limited partnership interest in Alliance Holding (each, an "Alliance Holding Unit"), for units representing limited partnership interests in Alliance Capital Management L.P. II ("Alliance Capital") (each, an "Alliance Capital Unit").

     The undersigned hereby tenders the Alliance Holding Units described in the box above, upon the terms and subject to the conditions described in the Exchange Offer Prospectus and this Letter of Transmittal. Alliance Holding reserves the right to transfer or assign, in whole or from time to time in part, to one or more of its affiliates the right to purchase Alliance Holding Units tendered pursuant to the Exchange Offer.

     Subject to and effective upon acceptance for exchange of the Alliance Holding Units tendered herewith for an equal number of Alliance Capital Units, the undersigned hereby exchanges, assigns and transfers to or upon the order of Alliance Holding all right, title and interest in and to all the Alliance Holding Units that are being tendered hereby and appoints the Depositary the true and lawful agent and attorney-in-fact of the undersigned with respect to such Alliance Holding Units, with full power of substitution (such power of attorney being deemed to be an irrevocable power coupled with an interest), to
(a) deliver certificates representing such Alliance Holding Units, or transfer ownership of such Alliance Holding Units on the account books maintained by the Book-Entry Transfer Facility, in any such case, with all accompanying evidences of transfer and authenticity, to or upon the order of Alliance Holding, (b) present such Alliance Holding Units for transfer on the books of Alliance Holding and (c) receive all benefits and otherwise exercise all rights of beneficial ownership of such Alliance Holding Units, all in accordance with the terms of the Exchange Offer.

     The undersigned hereby represents and warrants that the undersigned has full power and authority to tender, exchange, assign and transfer the Alliance Holding Units tendered hereby and that when the same are accepted for exchange for an equal number of Alliance Capital Units by Alliance Holding, Alliance Holding will acquire good and unencumbered title thereto, free and clear of all liens, restrictions, charges and encumbrances and not subject to any adverse claims. The undersigned will, upon request, execute and deliver any additional documents deemed by the Depositary or Alliance Holding to be necessary or desirable to complete the exchange, assignment and transfer of the Alliance Holding Units tendered hereby.

     All authority herein conferred or agreed to be conferred shall survive the death or incapacity of the undersigned and any obligation of the undersigned hereunder shall be binding upon the heirs, personal representatives, successors and assigns of the undersigned. Except as stated in the Exchange Offer, this tender is irrevocable.

     The undersigned understands that tenders of Alliance Holding Units pursuant to any one of the procedures described in "The Exchange Offer" of the Exchange Offer Prospectus and in the instructions hereto will constitute an agreement between the undersigned and Alliance Holding upon the terms and subject to the conditions of the Exchange Offer.

     Unless otherwise indicated under "Special Issuance Instructions", please return any certificates representing Alliance Holding Units not tendered or not accepted for exchange in the name(s) of the undersigned (and, in the case of Alliance Holding Units tendered by book-entry transfer, by credit to the account at the Book-Entry Transfer Facility designated above). Similarly, unless otherwise indicated under "Special Delivery Instructions", please mail any certificates representing Alliance Holding Units not tendered or not accepted for exchange (and accompanying documents, as appropriate) to the undersigned at the address shown below the undersigned's signature(s). In the event that both "Special Issuance Instructions" and "Special Delivery Instructions" are completed, please return any certificates for Alliance Holding Units not tendered or not accepted for exchange in the name(s) of, and mail any certificates to, the person(s) so indicated. The undersigned recognizes that Alliance Holding has no obligation, pursuant to the "Special Issuance Instructions", to transfer any certificates representing Alliance Holding Units from the name of the registered holder(s) thereof if Alliance Holding does not accept for exchange any of the Alliance Holding Units so tendered.

---------------------------------------------------------     -------------------------------------------------------

              SPECIAL ISSUANCE INSTRUCTIONS                                SPECIAL DELIVERY INSTRUCTIONS

              (See Instructions 5, 6 and 7)                                   (See Instructions 5 and 7)

     To be completed ONLY if the certificates for                  To be completed ONLY if the certificates for
Alliance Holding Units not tendered or not accepted for       Alliance Holding Units not tendered or not accepted for
exchange are to be issued in the name of someone other        exchange are to be mailed to someone other than the
than the undersigned.                                         undersigned or to the undersigned at an address other
                                                              than that shown below the undersigned's signature(s).

Issue certificates to:                                        Mail certificates to:

Name(s)..................................................     Name...................................................
                           (Please Print)                                             (Please Print)

       ..................................................


Address..................................................     Address................................................

 .........................................................     .......................................................
                                               (Zip Code)                                                  (Zip Code)

 .........................................................

 .........................................................
              (Taxpayer Identification No.)

      (Also Complete Substitute Form W-9 on Page 7)
---------------------------------------------------------     -------------------------------------------------------

-------------------------------------------------------------------------------
                                   SIGN HERE

                (Please complete Substitute Form W-9 on page 7)

       ....................................................................

       ....................................................................
                            Signature(s) of Owners

       Name(s).............................................................

       ....................................................................
                                (Please Print)

       Capacity (full title)...............................................

       Address.............................................................

       ....................................................................
                              (Include Zip Code)

arrow  Daytime                                                             arrow
       Area Code and Telephone Number......................................

       Dated...............................................................


       (Must be signed by registered holder(s) exactly as name(s) appear(s) on certificate(s) representing Alliance Holding Units or on a security position listing or by person(s) authorized to become registered holder(s) by certificates and documents transmitted herewith. If signature is by a trustee, executor, administrator, guardian, attorney-in-fact, agent, officer of a corporation or other person acting in a fiduciary or representative capacity, please set forth full title and see Instruction 5.)

                    Guarantee of Signature(s), if required

                          (See Instructions 1 and 5)

       Name of Firm........................................................

       Authorized Signature................................................

       Dated...............................................................


       ....................................................................

-------------------------------------------------------------------------------





             Payer's Name: FIRST CHICAGO TRUST COMPANY OF NEW YORK

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
-----------------------------------------------------------------------------------------------------------------------------------
SUBSTITUTE                                                                                           Part II For Payees Exempt
FORM W-9                     Part I   Taxpayer Identification No. -- For All Accounts                        From Backup With-
                            .......................................................................         holding (see enclosed
Department of the Treasury   Enter your taxpayer identification          --------------------------          Guidelines)
Internal Revenue Service     number in the appropriate box.  For
                             most individuals and sole proprietors,      --------------------------
                             this is your Social Security Number.        Social Security Number
                             For other entities, it is your Employer
                             Identification Number. If you do not have               OR
Payer's Request for          a number, see "How to Obtain a TIN" in the
Taxpayer Identification      enclosed Guidelines Note: If the account    --------------------------
No.                          is in more than one name, see the chart
                             on page 2 of the enclosed Guidelines to     --------------------------
                             determine what number to enter.             Employee Identification
                                                                                 Number

-----------------------------------------------------------------------------------------------------------------------------------
Certification -- Under penalties of perjury, I certify that:

(1)  The number shown on this form is my correct Taxpayer Identification  Number (or I am waiting for a number to be issued to me)
     and either (a) I have mailed or delivered an application to receive a taxpayer identification number to the appropriate
     Internal Revenue Service Center or Social Security Administration Office or (b) I intend to mail or deliver an application in the near future. I understand that if I do not provide a taxpayer identification number within (60) days, 31% of all reportable payments made to me thereafter will be withheld until I provide a number;

(2)  I am not subject to backup withholding either because (a) I am exempt from backup withholding, or (b) I have not been notified by the Internal Revenue Service ("IRS") that I am subject to backup withholding as a result of a failure to report all interest or dividends, or (c) the IRS has notified me that I am no longer subject to backup withholding; and

(3) Any information provided on this form is true, correct and complete.
-----------------------------------------------------------------------------------------------------------------------------------
SIGNATURE___________________________________________________________  DATE_________________________________________________ , 1999

-----------------------------------------------------------------------------------------------------------------------------------
NOTE: FAILURE TO COMPLETE AND RETURN THIS FORM MAY SUBJECT YOU TO BACKUP WITHHOLDING.  PLEASE REVIEW ENCLOSED GUIDELINES FOR
CERTIFICATION OF TAXPAYER IDENTIFICATION NUMBER ON SUBSTITUTE FORM W-9 FOR ADDITIONAL DETAILS.

                                 INSTRUCTIONS

        Forming Part of the Terms and Conditions of the Exchange Offer

       1. Guarantee of Signatures. Except as otherwise provided below, all signatures on this Letter of Transmittal must be guaranteed by a firm that is a member of a registered national securities exchange or the National Association of Securities Dealers, Inc., or by a commercial bank or trust company having an office, branch or agency in the United States (an "Eligible Institution"). Signatures on this Letter of Transmittal need not be guaranteed if (a) this Letter of Transmittal is signed by the registered holder(s) of the Alliance Holding Units (which term, for purposes of this document, shall include any participant in the Book-Entry Transfer Facility whose name appears on a security position listing as the owner of Alliance Holding Units) tendered herewith and such holder(s) have not completed the box entitled "Special Issuance Instructions" or "Special Delivery Instructions" on this Letter of Transmittal or (b) such Alliance Holding Units are tendered for the account of an Eligible Institution. See Instruction 5.

       2. Delivery of Letter of Transmittal and Alliance Holding Units. This Letter of Transmittal is to be used either if certificates are to be forwarded herewith or if delivery of Alliance Holding Units is to be made by book-entry transfer pursuant to the procedures set forth in "The Exchange Offer -- Book-Entry Transfer" of the Exchange Offer Prospectus. Certificates for all physically delivered Alliance Holding Units or a confirmation of a book-entry transfer of all Alliance Holding Units delivered electronically into the Depositary's account at the Book-Entry Transfer Facility, as well as a properly completed and duly executed Letter of Transmittal (or a manually signed facsimile thereof) and any other documents required by this Letter of Transmittal, must be received by the Depositary at one of its addresses set forth on the front page of this Letter of Transmittal by the Expiration Date. Alliance Holding Unitholders who cannot deliver their certificates representing Alliance Holding Units and all other required documents to the Depositary by the Expiration Date must tender their Alliance Holding Units pursuant to the guaranteed delivery procedure set forth in "The Exchange Offer -- Guaranteed Delivery Procedures" of the Exchange Offer Prospectus. Pursuant to such procedure: (a) such tender must be made by or through an Eligible Institution, (b) a properly completed and duly executed Notice of Guaranteed Delivery substantially in the form provided by Alliance Holding must be received by the Depositary by the Expiration Date and (c) the certificates for all physically delivered Alliance Holding Units, or a confirmation of a book-entry transfer of all Alliance Holding Units delivered electronically into the Depositary's account at the Book-Entry Transfer Facility, as well as a properly completed and duly executed Letter of Transmittal (or a manually signed facsimile thereof) and any other documents required by this Letter of Transmittal, must be received by the Depositary within five New York Stock Exchange trading days after the date of execution of such Notice of Guaranteed Delivery, all as provided in "The Exchange Offer -- Guaranteed Delivery Procedures".

     The method of delivery of certificates representing Alliance Holding units, letters of transmittal and all other required documents is at the election and risk of the holder of Alliance Holding Units (the "Alliance Holding Unitholder"). It is recommended that such Alliance Holding Unitholder use an overnight or hand-delivery service. If delivery is by mail, however, registered mail, properly insured, with return receipt requested is recommended. In all cases, sufficient time should be allowed to assure timely delivery.

     No alternative, conditional or contingent tenders will be accepted, and no fractional Alliance Holding Units will be accepted for exchange. By executing this Letter of Transmittal (or a manually signed facsimile thereof), the tendering Unitholder waives any right to receive any notice of the acceptance for exchange of the Alliance Holding Units.

       3. Inadequate Space. If the space provided herein is inadequate, the certificate numbers and/or the number of Alliance Holding Units should be listed on a separate schedule attached hereto.

       4. Partial Tenders (not applicable to Unitholders who tender by book-entry transfer.) If fewer than all the Alliance Holding Units represented by any certificate delivered to the Depositary are to be tendered, fill in the number of Alliance Holding Units that are to be tendered in the box entitled "Number of Units Tendered". If such Alliance

Holding Units are accepted for exchange, a new certificate for the remainder of the Alliance Holding Units represented by the old certificate will be sent to the person(s) signing this Letter of Transmittal, unless otherwise provided in the appropriate box on this Letter of Transmittal, as promptly as practicable following the expiration or termination of the Exchange Offer. All Alliance Holding Units represented by certificates delivered to the Depositary will be deemed to have been tendered unless otherwise indicated.

       5. Signatures on Letter of Transmittal; Powers of Attorney and Endorsements. If this Letter of Transmittal is signed by the registered holder(s) of the Alliance Holding Units tendered hereby, the signature(s) must correspond with the name(s) as written on the face of the certificates without alteration, enlargement or any change whatsoever.

     If any of the Alliance Holding Units tendered hereby are held of record by two or more persons, all such persons must sign this Letter of Transmittal.

     If any of the Alliance Holding Units tendered hereby are registered in different names on different certificates, it will be necessary to complete, sign and submit as many separate Letters of Transmittal as there are different registrations of certificates.

     If this Letter of Transmittal is signed by the registered holder(s) of the Alliance Holding Units tendered hereby, no endorsements of certificates are required unless Alliance Holding Units not tendered or not accepted for exchange are to be returned, in the name of any person other than the registered holder(s). Signatures on any such certificates must be guaranteed by an Eligible Institution.

     If this Letter of Transmittal is signed by a person other than the registered holder(s) of the Alliance Capital Units tendered hereby, certificates must be endorsed or accompanied by an appropriate power of attorney, in either case, signed exactly as the name(s) of the registered holder(s) appear(s) on the certificates representing such Alliance Holding Units. Signature(s) on any such certificates or powers of attorney must be guaranteed by an Eligible Institution.

     If this Letter of Transmittal or any certificate or power of attorney is signed by a trustee, executor, administrator, guardian, attorney-in-fact, officer of a corporation or other person acting in a fiduciary or representative capacity, such person should so indicate when signing, and proper evidence satisfactory to Alliance Holding of the authority of such person so to act must be submitted.

       6. Transfer Taxes. Alliance Holding will pay all transfer taxes, if any, applicable to the transfer and exchange of any Alliance Holding Unit to it or its order pursuant to the Exchange Offer. If, however, Alliance Holding Units not tendered or not accepted for exchange are to be returned, in the name of any person other than the registered holder(s), the amount of any transfer taxes (whether imposed on the registered holder(s), such other person or otherwise) payable on account of the transfer to such person will be payable by such registered holder(s). If satisfactory evidence of the payment of such taxes, or exemption therefrom, is not submitted with this Letter of Transmittal, the amount of such transfer taxes will be billed directly to such registered holder(s).

       7. Special Issuance and Delivery Instructions. If any Alliance Holding Units not tendered or not accepted for exchange are to be returned, in the name of a person other than the person(s) signing this Letter of Transmittal or if any certificates representing Alliance Holding Units not tendered or not accepted for exchange are to be mailed to someone other than the person(s) signing this Letter of Transmittal or to the person(s) signing this Letter of Transmittal at an address other than that shown above, the appropriate boxes on this Letter of Transmittal should be completed. Any such Alliance Holding Units not accepted for exchange will be returned by crediting the account at the Book-Entry Transfer Facility.

       8. Cap on Tenders; Pro Ration. To preserve Alliance Holding's listing on the New York Stock Exchange, Alliance Holding will not accept Alliance Holding Units tendered that, if exchanged, would cause Alliance Holding Units to be held by fewer than 1,200 public unitholders. Further, in order to maintain an adequate public float in the

(
                                       9
trading market for Alliance Holding Units, Alliance Holding will not accept Alliance Holding Units tendered that, if exchanged, would cause fewer than 40 million units to be held by public unitholders immediately following the exchange. "Public unitholders" excludes The Equitable Life Assurance Society of the United States, its affiliates, other holders of more than 2% of the currently outstanding Alliance Holding units and Alliance Holding's executive management. In the event excess units are tendered, Alliance Holding will reject a corresponding number of units on a pro rata basis among all tendering unitholders.

     9. Federal Income Tax Withholding. Federal income tax law requires that the registered holder(s) of any Alliance Holding Units that are accepted for exchange must provide the Exchange Agent with such holder's correct taxpayer identification number and certify that such holder is not subject to backup withholding by completing the Substitute Form W-9 set forth above. In general, if an Alliance Holding Unitholder is an individual, the taxpayer identification number is the social security number of such individual. If the Exchange Agent is not provided with the correct taxpayer identification number, the Alliance Holding Unitholder may be subject to a $50 penalty imposed by the IRS and may be subject to backup withholding. Certain Unitholders (including, among others, all corporations and certain foreign individuals) are not subject to these backup withholding and reporting requirements. In order to satisfy the Exchange Agent that a foreign individual qualifies as an exempt recipient, such Unitholder must submit a statement, signed under penalties of perjury, attesting to that individual's exempt status. Such statements can be obtained from the Exchange Agent. For further information concerning backup withholding and instructions for completing the Substitute Form W-9 (including how to obtain a taxpayer identification number if you do not have one and how to complete the Substitute Form W-9 if Alliance Holding Units are held in more than one name), consult the enclosed Guidelines for Certification of Taxpayer Identification Number on Substitute Form W-9.

     Failure to complete the Substitute Form W-9 will not, by itself, cause Alliance Holding Units to be deemed invalidly tendered, but may subject the tendering Alliance Holding Unitholder to backup withholding. Backup withholding is not an additional federal income tax. Rather, the federal income tax liability of a person subject to backup withholding will be reduced by the amount of tax withheld. If withholding results in an overpayment of taxes, a refund may be obtained.

     Alliance Holding reserves the right in its sole discretion to take whatever steps are necessary to comply with its obligation regarding backup withholding.

     10. Requests for Assistance or Additional Copies. Requests for assistance or additional copies of the Exchange Offer Prospectus and this Letter of Transmittal may be obtained from the Information Agent at its address or telephone number set forth below.


               The Information Agent for the Exchange Offer is:

                           Georgeson & Company Inc.
                               Wall Street Plaza
                           New York, New York 10005
                 Banks and Brokers call collect (212) 440-9800
                        Call Toll Free: 1-800-223-2064

                                      10